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                                                                    EXHIBIT 3.79

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         PEABODY HOLDING COMPANY, INC.

               Under Section 807 of the Business Corporation Law


          The undersigned, J. H. Wimberly and J. L. Klinger, being respectively the President and the Secretary of PEABODY HOLDING COMPANY, INC., in accordance with Section 807 of the Business Corporation Law of the State of New York, hereby certify as follows:

          1. The name of the corporation is PEABODY HOLDING COMPANY, INC. (hereinafter sometimes called the "Corporation").

          2. The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on January 17, 1977.

          3. A Restated Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on April 18, 1990.

          4. The Certificate of Incorporation as now in full force and effect is hereby amended to effect the following changes as authorized in Section 801 of the Business Corporation Law:

     a. To delete Article SIXTH in its entirety, which pertains to the fiscal year for reporting the franchise tax on business corporations imposed by Article 9-A of the Tax Law.

     b. To amend Article EIGHTH (formerly Article NINTH) in its entirety to delete the provisions that certain actions of the Corporation shall require the affirmative vote of a supermajority of the members of the Board of Directors of the Corporation.
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          5.  The Certificate of Incorporation is hereby
restated to set forth its entire text as amended as follows:

          FIRST: The name of the corporation shall be PEABODY HOLDING COMPANY, INC. (hereinafter sometimes called the "Corporation").

          SECOND: The purposes for which the Corporation is being formed are as follows:

          1. To acquire-by subscription, purchase or otherwise, to hold for investment or for resale, to sell, pledge, hypothecate and to issue in exchange therefor its shares, bonds or other obligations, and in all ways deal with: stocks, shares, script, bonds, debentures, mortgages, notes, trust receipts, certificates, evidences of indebtedness, interim receipts and other obligations and securities of corporations, private, public, quasi-public or municipal, foreign or domestic. To collect the interest and dividends on its holdings and the principal sum thereof when due. To do all things suitable and proper for the protection, conservation or enhancement of the value of the stocks, shares, securities, evidences of indebtedness or other properties held by it, including, but not limited to, the exercise of the right to vote thereon, and the right to -participate in the management of said corporations.

          2. To purchase or otherwise acquire, hold, own, sell, lease or otherwise dispose of real property, improved or unimproved, and personal property, tangible or intangible, including, without limitation, products, goods, wares, and merchandise of every description and the securities and obligations of any issuer, whether or not incorporated.

          3. To conduct its business and maintain offices and agencies, so far as permitted by law, in the State of New York and in any or in all other states of the United States of America, its territories, dependencies and possessions, including the District of Columbia, and in any foreign country, state or territory.

          4. To carry on the business of mining, producing, procuring, acquiring, buying, selling, transporting, and otherwise disposing of and turning into account and dealing in coal and coal products and other subsoil and surface products of all kinds, together with any other substances or by-products thereof; and to acquire, hold and use any and all leases, licenses, easements, rights, permits, grants, concessions and real and personal property necessary or required for such purposes.

          5. To carry out all or any part of the foregoing purposes directly or indirectly, as principal, factor, agent, broker, contractor or otherwise, either alone or in

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     conjunction with any persons, firms, associations, corporations or others in any part of the world through wholly or partially owned subsidiaries, as a partner, limited or general, in any partnership, as a joint venturer in any joint venture, or otherwise; and in carrying on its business and for the purpose of attaining or furthering any of its purposes, to make and perform contracts of any kind and description, with any person or entity, and to do anything and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated.

          6. In general, to engage in any activity which may promote the interests of the Corporation or increase the value of its property to the fullest extent permitted by law and, in furtherance of the foregoing and other purposes enumerated herein, to have and exercise all the powers now and hereafter conferred by the laws of the State of New York upon corporations formed under the Business Corporation Law of such state, subject, however, to any limitations contained in Article 2 (Corporate Purposes and Powers) of said Business Corporation Law, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do them.

          THIRD: The office of the Corporation in the State of New York is to be located in the City of New York, County of New York.

          FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is five hundred thousand (500,000) shares of Common Stock, par value $1.00 per share, all of which are of the same class.

          Except as otherwise required by law and the provisions of this Certificate of Incorporation, as amended from time to time, the holders of the Common Stock of the Corporation possess full voting power for the election of directors and for all other purposes, and each holder thereof shall be entitled to one vote for each share held by such holder.

          The holders of shares of the Corporation shall have no preemptive or preferential rights to subscribe for or purchase any shares of the Corporation or any rights or options to purchase shares of the Corporation or any shares or other securities convertible into or carrying rights or options to purchase shares of the Corporation.

          FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The address to which the Secretary of State shall mail a copy of any process against the Corporation which may be served upon him is: Peabody Holding Company, Inc., c/o Secretary, 301 North Memorial Drive, St. Louis, Missouri 63102. C. T. Corporation System,

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     1633 Broadway, New York, New York 10019, is designated as the registered agent of the Corporation upon whom process against the Corporation may be served.

          SIXTH: The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws which shall include a provision that any shareholder resolution relating to a change in the number of directors of the Corporation must be adopted by the holders of two-thirds of the outstanding shares of the Corporation entitled to vote thereon.

          SEVENTH: Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or such committee by means of a telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

          EIGHTH: Any plan of merger, consolidation, liquidation or sale of all or substantially all of the assets of the Corporation shall require the approval of the holders of at least two-thirds of all outstanding shares of capital stock of the Corporation entitled to vote thereon.

          NINTH: Except as otherwise specifically provided therein, the By-Laws may be amended or repealed by the Board of Directors by such vote as may be therein specified or by the affirmative vote of the holders of two-thirds of the outstanding shares of the Corporation entitled to vote thereon.

          TENTH: A director of this Corporation shall under no circumstance have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the New York Business Corporation law expressly provides that this provision shall not eliminate or limit such personal liability of directors. Nothing herein shall directly or indirectly increased the liability of any such person based upon acts or omissions occurring before the adoption hereof.

          6. This amendment and restatement of the Certificate of Incorporation has been authorized by vote of the Board of Directors of the Corporation followed by the unanimous written consent of the holders of all outstanding shares of the

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Corporation in lieu of a special meeting of shareholders in accordance with
Section 615 of the Business Corporation Law.

          IN WITNESS WHEREOF, the undersigned have subscribed this Restated Certificate of Incorporation this ___ day of October, 1990 and do hereby affirm, under penalties of perjury, that the statements contained therein have been examined by them and are true and correct.

                                              /s/   J. H. Wimberly
                                              --------------------
                                              J.H. Wimberly
                                              President

                                              /s/   J. L. Klinger
                                              --------------------
                                              J. L. Klinger
                                              Secretary

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